SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2002

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

           On September 30, 2002, Borland Software Corporation, a Delaware corporation, entered into a definitive agreement to sell its remaining commercial real estate in Scotts Valley, California for $14 million in cash, subject to certain closing conditions. Closing costs shall be allocated between the parties in accordance with the definitive agreement.

           The property consists of two office buildings, which formerly served as Borland’s headquarters, located at 1700-1800 Green Hills Road. The buildings comprise approximately 135,000 square feet of space and were constructed in 1988. Borland has not occupied any of these buildings for a number of years and had been leasing the space to third parties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: October 15, 2002	By: /s/ KEITH E. GOTTFRIED

Name: Keith E. Gottfried
Title: Senior Vice President–Law & Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer